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                                                                  Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of the Sonus Networks, Inc. 2000 Retention Plan of our report dated March 10, 2000 on the consolidated financial statements of Sonus Networks, Inc. included in Sonus Networks, Inc.'s Prospectus filed pursuant to Rule 424(b)(1) File No. 333-52682 dated January 12, 2001 and to all references to our Firm included in this registration statement.

                                                 /s/ Arthur Andersen LLP
                                                 ---------------------------
                                                 Arthur Andersen LLP

Boston, Massachusetts
January 18, 2001